As filed with the Securities and Exchange Commission on July 16, 2012

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

 THE SECURITIES ACT OF 1933

APRICUS BIOSCIENCES, INC.

 (Exact name of Registrant as specified in its charter)

Nevada	87-0449967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11975 El Camino Real, Suite 300

San Diego, California 92130

(858) 222-8041

(Address, including zip code, and telephone number, including area code, of

 Registrant’s principal executive offices)

Randy J. Berholtz, Esq.

Executive Vice President, General Counsel & Secretary

Apricus Biosciences, Inc.

11975 El Camino Real, Suite 300

San Diego, California 92130

(858) 222-8041

 (Name, address, including zip code, and telephone number, including area code,

 of agent for service)

Copies to:

 Ryan A. Murr, Esq.

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111-4006

Telephone (415) 315-6395

Facsimile (415) 315-6026

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common stock, $0.001 par value per share	3,706,397	$3.33	$12,342,302	$1,414.43

(1)	The registrant is hereby registering for resale (i) 3,333,263 shares of common stock issued or potentially issuable pursuant to that certain Stock Contribution Agreement, dated as of June 19, 2012, by and among Finesco, Scomedica, Gerard Burger and Martine Burger and the Minority Shareholders defined therein and Apricus Biosciences, Inc. (the “Stock Contribution Agreement”) and (ii) 373,134 shares of common stock issued to PediatRx Inc., a Nevada corporation (“PediatRx”) pursuant to a Termination Agreement, dated as of June 27, 2012, by and between Apricus Biosciences, Inc. and PediatRx. Includes an indeterminate number of additional securities resulting from stock splits, stock dividends or other distributions, exchanges, recapitalizations or similar transactions, and an indeterminate number of Preferred Share Purchase Rights issued pursuant to the Shareholder Rights Agreement, dated as of March 22, 2011, by and between Apricus Biosciences, Inc. and Wells Fargo Bank, N.A.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices for the Registrant’s common stock on July 13, 2012 as reported on The NASDAQ Capital Market, which was $3.33 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 16, 2012

PROSPECTUS

Apricus Biosciences, Inc.

3,706,397 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 3,706,397 shares of common stock of Apricus Biosciences, Inc., a Nevada corporation, all of which are being offered by the selling stockholders named in this prospectus (collectively with the respective transferees, pledgees, donees or successors of such stockholders, the “selling stockholders”).   The shares offered under this prospectus represent 2,592,592 shares issued and 740,671 shares potentially issuable pursuant to the Stock Contribution Agreement, dated June 19, 2012, by and among Finesco, Scomedica, Gerard Burger, Martine Burger and the shareholders identified therein and Apricus Biosciences, Inc. The shares offered under this prospectus also include 373,134 shares issued to PediatRx Inc., a Nevada corporation (“PediatRx”) pursuant to the Termination Agreement by and between Apricus Biosciences, Inc. and PediatRx. See “Stock Contribution Agreement and Termination Agreement” at page 3.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

The selling stockholders, or their respective pledgees, donees, transferees or other successors in interest, may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices.  See “Plan of Distribution” below for additional information on how the selling stockholders may conduct sales of the shares. Other than underwriting discounts and commissions, if any, we have agreed to bear all reasonable expenses, including legal and accounting fees, incurred in connection with the registration and sale of the shares offered by the selling stockholders and to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933.

Our common stock trades on the NASDAQ Capital Market under the symbol “APRI.” On July 13, 2012, the closing price for our common stock, as reported on the NASDAQ Capital Market, was $3.37 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 2 of this prospectus and in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 16, 2012.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with information different from that contained in this prospectus. Offers to sell, and offers to buy, the shares of common stock are valid only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as to the date of this prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of the prospectus or of any sale of the common stock.

References in this prospectus to “our company,” “we,” “our,” “Apricus,” “Apricus Biosciences” and “us” refer to Apricus Biosciences, Inc.

ABOUT APRICUS BIOSCIENCES, INC.

We are a Nevada corporation and have been in existence since 1987. We have operated in the pharmaceutical industry since 1995, initially focusing primarily on research and development using our proprietary drug delivery technology called NexACT®. On September 10, 2010, the Company changed its name from “NexMed, Inc.” to “Apricus Biosciences, Inc.”

Our pipeline of approved and late stage NexACT® based product candidates includes Vitaros®, which is approved in Canada for the treatment of erectile dysfunction, Femprox®, which has been in development for the potential treatment of female sexual arousal disorder, MycoVa™ , which has been in development for the potential treatment of onychomycosis excluding tinea pedis (nail fungal infection), RayVa™ , which has been in development for the potential treatment of Raynaud’s Syndrome and PrevOnco™, which has been in development for the potential treatment of liver cancer. Our pipeline of late stage preclinical products includes Nupen™ for post-chemotherapy recovery of Neutrophil.

In December 2011, we entered into the specialty pharmaceutical business with the acquisition of Topotarget USA, Inc., renamed Apricus Pharmaceuticals USA, Inc. (“Apricus Pharmaceuticals”). We continued to grow our specialty pharmaceutical products business and the associated sales force with the addition of the products Totect®, Granisol®, Aquoral™ and NitroMist™ in early 2012.

Our principal executive offices are at 11975 El Camino Real, Suite 300, San Diego, CA 92130 and our telephone number is (858) 222-8041.

RISK FACTORS

We are in the early stages of launching our commercial pharmaceutical revenue-generating operations and do not have a history of sales revenues. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the other documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus and the other documents incorporated into this prospectus by reference that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or our results of operations. These statements involve estimates and assumptions based on the judgment of the company’s management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements.

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Forward-looking statements include the information in this prospectus and the other documents incorporated by reference into this prospectus. These statements may be made regarding the business, operations, financial performance and condition, earnings, our prospects and products, as well as regarding our industry generally. These statements may be preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “should” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Forward-looking statements are not guarantees of performance. You should understand that these factors, in addition to those discussed in “Risk Factors” above and elsewhere in this document, and in the documents that are incorporated by reference into this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward-looking statement.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered by this prospectus.   All proceeds from the sale of the shares covered by this prospectus will be for the account of the selling stockholders named herein. See “Selling Stockholders” on page 3 and “Plan of Distribution” on page 4.

STOCK CONTRIBUTION AGREEMENT AND TERMINATION AGREEMENT

This prospectus relates to the resale, from time to time, of up to 3,706,397 shares of common stock of Apricus Biosciences, all of which are being offered by the selling stockholders named in this prospectus. The shares covered by this prospectus include the following:

•	2,592,592 shares of common stock issued pursuant to a Stock Contribution Agreement by and among Finesco, Scomedica, Gerard Burger and Martine Burger and the minority shareholders defined therein and Apricus Biosciences, Inc., dated June 19, 2012, which is described in the Current Report on Form 8-K filed by us with the SEC on June 20, 2012.

•	740,671 shares of common stock, which represents a good faith estimate of the shares that may be issued to the selling stockholders by Apricus Biosciences upon the achievement by Scomedica of certain net revenues for the twelve months ending December 31, 2012. Specifically, the Stock Contribution Agreement provides that Apricus Biosciences will issue to the selling stockholders shares of common stock worth €1,818,088 if the net revenues (as defined in the Stock Contribution Agreement) of Scomedica equal or exceed €8,000,000 for the twelve months ending December 31, 2012. The additional shares will be issuable, if at all, on or before the fifth business day after the issuance of the audited financial statements of Scomedica for the fiscal year ended December 31, 2012, and will be valued at the volume-weighted average price of Apricus Bioscience’s common stock on the NASDAQ Capital Market for the ten trading days immediately preceding the date of the additional issuance. On July 13, 2012, the euro to U.S. dollar exchange rate was 1:1.22.

•	373,134 shares issued to PediatRx Inc. (“PediatRx”) pursuant to the Termination Agreement by and between Apricus Biosciences, Inc. and PediatRx.

THE SELLING STOCKHOLDERS

This prospectus covers the resale of the shares by the selling stockholders, or those persons or entities to whom they respectively transfer, donate, devise, pledge or distribute their shares or by their other respective successors in interest. This prospectus also covers an indeterminate number of additional securities resulting from stock splits, stock dividends or other distributions, exchanges, recapitalizations or similar transactions with respect to the shares, and an indeterminate number of preferred share purchase rights issued pursuant to the Shareholder Rights Agreement, dated as of March 22, 2011, by and between the Company and Wells Fargo Bank, N.A., as Rights Agent. The number of shares of common stock that may be actually sold by the selling stockholders will be determined by each selling stockholder.

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The following table sets forth: (1) the name of each selling stockholder, (2) the number (as reported by such selling stockholder to the Company) and percentage of shares of our common stock beneficially owned by each selling stockholder, (3) the maximum number of shares of common stock which each selling stockholder can sell pursuant to this prospectus and (4) the number (as reported by such selling stockholder to the Company) and percentage of shares of common stock that each selling stockholder would own if he or she sold all their shares registered by this prospectus. We will not receive any of the net proceeds from the sale of shares of common stock offered by this prospectus.

Because the selling stockholders may sell all or part of their shares of common stock pursuant to this prospectus from time to time at varying prices, we cannot accurately estimate the number and percentage of shares of common stock that the selling stockholders will hold in the aggregate at the end of the offering covered by this prospectus.

We are relying on written commitments from the selling stockholders to notify us of any changes in their beneficial ownership after the date they originally provided this information.

Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Exchange Act as of July 11, 2012, on which date 26,996,745 shares of our common stock were outstanding. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of July 11, 2012 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. None of the selling stockholders have held any position or office or had any material relationship with us within the past three years except as described below.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (2)	Number of Shares of Common Stock Being Offered Pursuant to this Prospectus (3)	Number of Shares of Common Stock to be Beneficially Owned after the Offering (4)	Percentage of All Common Stock to be Owned after the Offering

Gerard Burger 3, chemin du Bourg Vallée, 78760 Jouars Pontchartrain, France (1)	1,733,295	1,733,295	0	0%

Martine Burger Hameau de la Pinsonnière – 1 sente de l’Aunay de Rograin, 78490 Bazoches sur Guyonne (1)	1,433,303	1,433,303	0	0%

Rached Gaida 11, avenue Mozart, 44240 – La Chapelle sur Erdre	55,555	55,555	0	0%

Eric Diallo 33, rue du Champ Lagarde, 78000 Versailles	55,555	55,555	0	0%

Dominique Baptiste 8, Allée des Vignes, Greffiers, 78120 Sonchamp	55,555	55,555	0	0%

PediatRx, Inc. 90 Fairmount Road West, Califon, NJ 07830-3330(5)	373,134	373,134	0	0%

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(1)	Gerard Burger and Martine Burger have been retained by us as consultants.

(2)	Includes all shares currently held by each selling stockholder, a good faith estimate of all shares potentially issuable to certain of the selling stockholders pursuant to the Stock Contribution Agreement and all other shares that each selling stockholder has the right to receive or acquire within 60 days from July 11, 2012.

(3)	Consists of an aggregate of 3,706,397 shares of Common Stock.

(4)	Represents the number of shares of common stock beneficially owned by each selling stockholder, assuming the sale of all of the shares of common stock being registered by this prospectus.

(5)	On February 21, 2012, we entered into a co-promotion agreement, an asset purchase agreement and an assignment agreement with PediatRx Inc., which is described in the Quarterly Report on Form 10-Q filed by us with the SEC on May 10, 2012. On June 27, 2012, we entered into the Termination Agreement with PediatRx Inc., which is described in the Current Report on Form 8-K filed by us with the SEC on June 28, 2012.

PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling stockholders. Sales of the shares, or of any additional securities resulting from stock splits, stock dividends or other distributions, exchanges, recapitalizations or similar transactions with respect to the shares, and in each case with any accompanying preferred share purchase rights issued pursuant to the Stockholder Rights Agreement, dated as of March 22, 2011, by and between the Company and Wells Fargo Bank, N.A., may be made in the following manner.

Sales of the shares may be made by the named selling stockholders and their respective successors-in-interest (including but not limited to their respective donees, transferees and pledgees, and persons who receive securities from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the Nasdaq Capital Market, any other exchange upon which our common stock may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

—	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

—	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

—	ordinary brokerage transactions and transactions in which the broker solicits purchases;

—	pledges of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

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—	through options, swaps or derivatives;

—	in privately negotiated transactions;

—	in making short sales or in transactions to cover such short sales;

—	put or call option transactions relating to the shares; and

—	any combination of the foregoing, or any other available means allowable under applicable law.

The selling stockholders may effect these transactions by selling the shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. Except for PediatRx Inc., we have agreed to indemnify the selling stockholders and the selling stockholders have agreed to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

—	the name of the selling stockholder(s) and of the participating broker-dealer(s);

—	the number of shares involved;

—	the initial price at which the shares were sold;

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—	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

—	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

—	other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the Securities and Exchange Commission, we will file a supplement to this prospectus when a selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

We are paying all expenses and fees in connection with the registration of the shares. The selling stockholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

Wells Fargo Bank, N.A., located at P.O. Box 64854, South St. Paul, MN 55164-0854, is the transfer agent and registrar for our Common Stock.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and information at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Apricus Biosciences, Inc., that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission’s web site at http://www.sec.gov.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby is passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated balance sheets of Apricus Biosciences, Inc. and Subsidiaries as of December 31, 2011 and 2010 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2011 have been audited by EisnerAmper LLP (“EisnerAmper”), independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, which reports express an unqualified opinion on the consolidated financial statements and express an unqualified opinion on the effectiveness of internal control over financial reporting. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

On August 16, 2010, we were notified that Amper, Politziner and Mattia, LLP (“Amper”) had combined its practice with that of Eisner LLP and the name of the combined practice operates under the name of EisnerAmper.

The consolidated statements of operations, changes in stockholders’ equity and cash flows of Apricus Biosciences, Inc. and Subsidiaries for the year ended December 31, 2009 have been audited by Amper, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an uncertainty paragraph with respect to the ability of Apricus Biosciences, Inc. and Subsidiaries to continue as a going concern, in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We hereby incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the securities covered by this prospectus:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on March 13, 2012;

(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 filed on May 10, 2012;

(3)	Our Current Reports on Form 8-K filed on January 9, 2012, January 10, 2012, January 27, 2012, February 13, 2012, February 16, 2012, February 24, 2012, March 8, 2012, April 26, 2012, May 17, 2012, May 21, 2012, June 4, 2012, June 20, 2012, June 28, 2012 and July 13, 2012;

(4)	Our Definitive Proxy Statement on Schedule 14A filed on April 6, 2012; and.

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(5)	The description of our securities contained in our Registration Statement on Form S-1 (File No. 333-169132), filed on August 31, 2010, including any amendment or report filed for the purpose of updating such information.

You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address:

Apricus Biosciences, Inc.

11975 El Camino Real, Suite 300

San Diego, California 92130

Attn: Secretary

 (858) 222-8041

You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling stockholders have agreed not to make an offer of these shares in any state that prohibits such an offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover page of such documents.

* * *

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by us in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses, except the Securities and Exchange Commission registration fee, are estimated.

Amount To Be Paid
SEC registration fee	$1,414.43
Accounting fees and expenses	$5,000
Legal fees and expenses	$10,000
Miscellaneous	$10,000
Total	$26,414.43

Item 15.	Indemnification of Directors and Officers.

Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation and our Third Amended and Restated By-Laws as against certain liabilities. Our Amended and Restated Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time. Our Third Amended and Restated By-Laws contain provisions that implement the indemnification provisions of our Amended and Restated Articles of Incorporation.

Pursuant to Article X of our Amended and Restated Articles of Incorporation, none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada. This Article X also says that if Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended from time to time. Pursuant to Section 8.1 of our Amended and Restated By-Laws, no officer or director shall be personally liable for any obligations arising out of any of his or her acts or conduct performed for us or on our behalf. Nevada Revised Statutes Section 78.138 currently provides that a director or officer shall not be individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Pursuant to Article XI of our Amended and Restated Articles of Incorporation, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was or has agreed to become a director or officer of our company or is serving at our request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability and expenses, including attorneys’ fees, costs, damages, judgments, fines, amounts paid in settlement, and ERISA excise taxes or penalties, actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal. This right to indemnification shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

Article XI of our Amended and Restated Articles of Incorporation also provides that we shall pay the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, suit or proceeding, but, if applicable law so requires, only upon receipt by us of an undertaking from the director or officer to repay the advanced amounts in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses.

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 Section 8.1 of our Third Amended and Restated By-Laws requires us to indemnify and hold harmless each person and his or her heirs and administrators who shall serve at any time as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by any reason of his or her having been a director or officer or by reason of any action alleged to have been taken or omitted to have been taken by him or her as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, including power to defend such person from all suits as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. We, our directors, officers, employees and agents shall be fully indemnified in taking any action or making any payment or in refusing to do so in reasonable reliance upon the advice of counsel.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination of indemnification must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

We also maintain directors’ and officers’ liability insurance. With some exceptions (fraud and Section 16(b) violations, for example) this coverage extends to most securities law claims.

In addition, in the agreements that we have entered into with the selling stockholders, we and the selling stockholders agreed to indemnify or provide contribution to each other and specified other persons against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act. The selling stockholders may also agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

Item 16.	EXHIBITS.

Exhibit Number	Description

4.1	Form of Common Stock certificate (1)
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1)
23.2 23.3	Consent of EisnerAmper LLP Consent of Amper, Politziner & Mattia, LLP
24.1	Power of Attorney (contained on signature page)

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(1) Incorporated herein by reference to Exhibit 4.1 to our Amended Registration Statement on Form S-1/A (File No. 333-169132) filed with the Commission on September 28, 2010.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or its most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required with or furnished to the Securities and Exchange Commission to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(e) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 16 day of July, 2012.

APRICUS BIOSCIENCES, INC.

By:	/s/ Randy Berholtz
Name:	Randy Berholtz
Title:	Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Randy Berholtz and Steve Martin his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bassam B. Damaj, Ph.D.	President and Chief Executive Officer	July 16, 2012
Bassam B. Damaj, Ph.D.	(Principal Executive Officer)

/s/ Steve Martin	Chief Financial Officer	July 16, 2012
Steve Martin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Henry J. Esber, Ph.D.	Director	July 16, 2012
Henry J. Esber, Ph.D.

/s/ Leonard Oppenheim, Esq.	Director	July 16, 2012
Leonard Oppenheim, Esq.

/s/ Russell Ray	Director	July 16, 2012
Russell Ray

/s/ Deirdre Gillespie, M.D.	Director	July 16, 2012
Deirdre Gillespie, M.D.

/s/ Kleanthis G. Xanthopoulos, Ph.D.	Director	July 16, 2012
Kleanthis G. Xanthopoulos, Ph.D.

/s/ Paul V. Maier	Director	July 16, 2012
Paul V. Maier

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1)
23.2	Consent of EisnerAmper LLP
23.3	Consent of Amper, Politziner & Mattia, LLP
24.1	Power of Attorney (contained on signature page)

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